                                                                    EXHIBIT 99.1



TORONTO April 24, 2001 - Innofone.com Inc., (OTCBB: INNF) today filed a Current Report on Form 8-K with the United States Securities and Exchange Commission announcing that Innofone Canada Inc. has consented to the appointment of an interim receiver for its assets pending the hearing on the Petition for a Receiving Order and has filed a Notice of Intention to make a Proposal to its creditors. In addition, the Company announced that CIBC has terminated the bizsmart arrangement. Investors are encouraged to review the complete Form 8-K, which is available from the SEC at www.sec.gov.